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Exhibit 99.3

        NOTICE OF GUARANTEED DELIVERY
AFFINITY GROUP, INC.

offer for all outstanding
10 7/8% Senior Notes due 2012
in exchange for
10 7/8% Senior Notes due 2012
which have been registered under the Securities Act of 1933

        As set forth in the Prospectus dated                , 2005 (the "Prospectus") of Affinity Group Holding,  Inc., a company incorporated under the laws of Delaware (the "Company"), and in the accompanying Letter of Transmittal (the "Letter of Transmittal"), this form or a form substantially equivalent to this form must be used to accept the above-referenced Exchange Offer (as defined below) if the certificates for the outstanding 10 7/8% Senior Notes due 2012 (the "Old Notes") of the Company or all other required documents are unlikely to reach The Bank of New York, the exchange agent (the "Exchange Agent"), by the expiration of the Exchange Offer or compliance with book-entry transfer procedures cannot be effected on a timely basis. Such form may be delivered by hand or transmitted by facsimile transmission, telex or mail to the Exchange Agent no later than the Expiration Date, and must include a signature guarantee by an Eligible Institution as set forth below. Capitalized terms used herein but not defined herein have the meanings ascribed thereto in the Letter of Transmittal.

THE BANK OF NEW YORK

By Registered or Certified Mail: The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street New York, New York 10286 Attn: Giselle Guadalupe	Facsimile Transactions: (Eligible Institutions Only) (212) 298-1915 To Confirm by Telephone or for Information Call: (212) 815-6331	By Hand or Overnight Delivery: The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street New York, New York 10286 Attn: Giselle Guadalupe

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instruction thereto, such signatures must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signature(s).

Ladies and Gentlemen:

        The undersigned acknowledges receipt of the Prospectus and the accompanying Letter of Transmittal which describes the Company's offer to exchange $1,000 in principal amount of a new series of 10 7/8% Senior Notes due 2012 which have been registered under the Securities Act of 1933, as amended (the "Exchange Notes"), for each $1,000 in principal amount of the Company's outstanding 10 7/8% Senior Notes due 2012 (the "Old Notes" and such offer, the "Exchange Offer").

        The undersigned hereby tenders to the Company the aggregate principal amount of Old Notes set forth below on the terms and conditions set forth in the Prospectus and the Letter of Transmittal pursuant to the guaranteed delivery procedure set forth in the "The Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures" section in the Prospectus and the Letter of Transmittal.

        The undersigned understand that no withdrawal of a tender of Old Notes may be made on or after the Expiration Date. The undersigned understands that for a withdrawal of a tender of Old Notes to be effective, a written notice of withdrawal that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at its address specified on the cover of this Notice of Guaranteed Delivery prior to the Expiration Date.

        The undersigned understands that the exchange of Old Notes for Exchange Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) such Old Notes (or Book-Entry Confirmation of the transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company (the "Depositary" or "DTC")) and (ii) a Letter of Transmittal (or facsimile thereof) with respect to such Old Notes, properly completed and duly executed, or a properly transmitted Agent's Message and any other documents required by the Letter of Transmittal. The term "Agent's Message" means a message transmitted by the Depositary to, and received by, the Exchange Agent and forming part of the confirmation of a book-entry transfer, which states that the Depositary has received an express acknowledgment from each participant in the Depositary tendering the Old Notes and that such participant has received the Letter of Transmittal and agrees to be bound by the terms of the Letter of Transmittal and the Company may enforce such agreement against such participant.

        All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

PLEASE SIGN AND COMPLETE

Signature(s) of Registered Owner(s) or Authorized	Name(s) of Registered Holder(s):
Signatory:

Principal Amount of Old Notes Tendered:	Address:

Certificate No(s) of Old Notes (if available):	Area Code and Telephone No.:
If Old Notes will be delivered by book-entry transfer at The Depository Trust Company, insert
Depository Account No.:
Date:

        This Notice of Guaranteed Delivery must be signed by the registered Holder(s) of Old Notes exactly as its (their) name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information

Please print name(s) and address(es)

Name(s):

Capacity:
Address(es):

        DO NOT SEND OLD NOTES WITH THIS FORM. OLD NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States, or otherwise an "eligible guarantor institution" within the meaning of Rule 1 7Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that each holder of Old Notes on whose behalf this tender is being made "own(s)" the Old Notes covered hereby within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (b) represents that such tender of Old Notes complies with Rule 14e-4 of the Exchange Act and (c) guarantees that, within three New York Stock Exchange trading days from the expiration date of the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or an Agent's Message in lieu thereof), together with certificates representing the Old Notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and required documents will be deposited by the undersigned with the Exchange Agent.

        The undersigned acknowledges that it must deliver the Letter of Transmittal, or an Agent's Message in lieu thereof, and Old Notes tendered hereby to the Exchange Agent within the time period set forth above and the failure to do so could result in financial loss to the undersigned.

Name of Firm:	Authorized Signature
Address:	Name:
Title:
Area Code and Telephone No.:	Date:

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THE BANK OF NEW YORK
PLEASE SIGN AND COMPLETE
GUARANTEE (Not to be used for signature guarantee)